UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2021

SPLASH BEVERAGE GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

000-55114	34-1720075
(Commission File Number)	(IRS Employer Identification No.)

1314 East Ls Olas Blvd, Suit 221 Fort Lauderdale, Florida 33316
(Address of Principal Executive Offices)

(330) 544-1914
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NA	NA	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 21, 2021, the stockholders of Splash Beverage Group, Inc. (the “Company”) representing a majority of the voting power of the outstanding capital stock of the Company, in lieu of a special meeting of the stockholders, approved by written consent, (i) an amendment to the Company’s Articles of Incorporation , as amended (the “Articles of Incorporation”), to increase the Company’s authorized shares of common stock, no par value (the “Common Stock”) from 150,000,000 shares of Common Stock to 250,000,000 shares of Common Stock, and (ii) an amendment to the Articles of Incorporation to effect a reverse stock split of the Corporation’s issued and outstanding shares of common stock by a ratio of not less than 1-for-1.5 and not more than 1-for-10 (the “Reverse Stock Split”).

This action may be taken in conjunction with the listing of the Company's Common Stock on a national exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2021

SPLASH BEVERAGE GROUP, INC.

/s/ Dean Huge
Dean Huge Chief Financial Officer

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